UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 28, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2017, Social Reality, Inc. (the “Company”) entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) set forth on the signature pages of the Securities Purchase Agreements for the purchase and sale of an additional aggregate of: (i) $1,280,000 principal amount 12.5% secured convertible debentures (the "Debentures"); and (ii) five year Series A warrants (the “Series A Warrants”) representing the right to acquire up to 213,336 shares of our Class A common stock in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.  The terms and conditions of the Securities Purchase Agreements, the Debentures and the Series A Warrants are described in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 21, 2017.  Giving effect to the first closing of this offering, we have issued and sold an aggregate of $5,000,000 principal amount of Debentures and Series A Warrants to purchase 833,337 shares of our Class A common stock.

Noble Capital Markets, Inc. and Aspenwood Capital (an independent branch of Colorado Financial Service Corporation), both broker-dealers and members of FINRA, acted as either a placement agent or a finder in connection with the sale of these securities pursuant to the Securities Purchase Agreements.  We paid the firms aggregate cash commissions of $156,700, which includes commissions payable to Noble Capital Markets, Inc. in connection with our Securities Purchase Agreements dated April 20, 2017.  In addition, we issued Noble Capital Markets, Inc. a five year warrant (the "Noble Placement Agent Warrant") to purchase up to 66,800 shares of our Class A common stock at an exercise price of $3.00 per share and which will be exercisable six months from the date of issuance.   We also issued Colorado Financial Service Corporation and its designees warrants ("Aspenwood Warrants") to purchase 7,700 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.5 years commencing six months from the issuance date. We will include the shares underlying the Noble Placement Agent Warrant and the Aspenwood Warrant in a resale registration statement we expect to file.

The net proceeds to us from the sales of the $5,000,000 principal amount of Debentures, after deducting placement agent fees and estimated offering expenses, was approximately $4,546,742. We utilized $2,500,000 of the net proceeds to satisfy a put obligation under the Series B warrants issued to investors in a registered direct offering we conducted in January 2017 and the balance will be used for the potential obligation to satisfy the warrant put right held by Victory Park Management, LLC, as agent, accounts payable and other working capital needs.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, Debentures, Series A Warrants, Registration Rights Agreement and Security Agreement are qualified in their entirety by references to the agreements, copies of which are filed as Exhibits 10.1, 4.2, 4.1, 10.2, 10.3 and 4.3, respectively.  We expect to file the form of Noble Placement Agent Warrant and Aspenwood Placement Agent Warrant as exhibits to our Quarterly Report on Form 10-Q for the period ended March 31, 2017.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Form of Series A Warrant (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

4.2	Form of 12.5% secured convertible debenture (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.1	Form of Securities Purchase Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.2	Form of Security Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.3	Form of Registration Rights Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: May 4, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

4.1	Form of Series A Warrant (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

4.2	Form of 12.5% secured convertible debenture (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.1	Form of Securities Purchase Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.2	Form of Security Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).

10.3	Form of Registration Rights Agreement (incorporated by reference to the Current Report on Form 8-K filed April 21, 2017).